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                                                                     EXHIBIT 99a

                                                                   PRESS RELEASE

BEAVERTON, Ore.--(BUSINESS WIRE)--Oct. 30, 1996--

              IMS ANNOUNCES DATA COMMUNICATIONS MIXED-SIGNAL TEST STATION

           NEW APPLICATION-SPECIFIC TEST STATION TARGETED AT ENGINEERING DEBUG, CHARACTERIZATION AND TEST OF HIGH-SPEED DATA COMMUNICATIONS DEVICES

Integrated Measurement Systems Inc. (IMSC) today announced a new mixed-signal Test Station configured for data communications applications.

The MTS-TM- Datacom-configured Test Station optimized for analyzing and characterizing high-speed components used in data communications applications -- DACs, ADCs, DSPs, phased lock loops, and ISDN, SONET, ATM and Ethernet devices, was demonstrated last week at ITC '96 in Washington, D.C., testing 10base-T and 100base-T circuits.

The Test Station consists of a full complement of high performance digital pin electronics, and includes integral arbitrary waveform generation, waveform digitization and time measurement subsystems that connect to the device under test via a built-in RF multiplexer. This tightly integrated mixed-signal system provides test engineers with the lowest cost-of-ownership and the shortest time-to-market solution to their design validation tasks for datacom devices.

"At SEMICON in July, we announced our multimedia configured mixed-signal Test Station. This data communication configured system is the next step in our strategy to build a family of application-specific Test Stations that provide solutions with the maximized performance, while continuing to lower the cost of test," said Jon Turino, marketing manager for Mixed-Signal Test Stations at IMS.

Unparalleled Test Performance

The MTS Test Stations can be configured for up to 200 MHz digital data rates, with up to 448 digital I/O pins. The Test Station provides 1.4 GHz bandwidth analog signal distribution, with 64 analog channels for testing DC through RF mixed-signal devices.

With the MTS Test Stations, users can choose a wide range of speed and memory depths, ensuring the optimum performance for their specific applications. This performance is coupled with a low-noise floor analog environment for maximum signal isolation. The incorporated Digital Signal Processing (DSP) library allows users to make the full complement of converter measurements, including signal-to-noise, distortion and linearity.

The Flex-Time-TM- capability in the MTS FT Test Stations provides the critical path timing analysis necessary for fully validating leading edge datacom devices. Through a technique called cycle stretch and shrink, users can adjust the cycle and edge timing on devices on the fly. The new Time Navigator II-TM-window permits easy setup, modification, and analysis of test parameters, reducing test time by as much as 50 percent over traditional test solutions. This unique screen interface enables the MTS FT to considerably reduce the time it takes to understand critical timing issues and perform timing characterization.

In the MTS Test Station, all mixed-signal resources are integrated into the same programming toolset for a flexible and easy-to-use interface. IMS Test Environment and TestVIEW combine pattern translation and development; program development and debug; and interactive device verification for improved engineering productivity.

Price and Availability. The data communications mixed-signal MTS Test Station is priced under $600,000 (US) for a typically configured system and is orderable now, with delivery 16 weeks ARO.


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Integrated Measurement Systems Inc. (IMSC), is the worldwide leader in
Engineering Test Stations and Virtual Test Software, providing cost-effective solutions to reduce the time required to test and verify complex electronic circuits. For the past four years, IMS has rated in the 10 BEST supplier of Test and Material Handling Equipment in the VLSI Research Customer Survey.

IMS is listed on the Nasdaq National Market under the symbol IMSC. For more information, contact IMS at 9525 S.W. Gemini Drive, Beaverton, Oregon 97008. Telephone 503/626-7117 or 800/879-7117. Or visit our Web Site: www.ims.com